Exhibit 99.01

Rescission Offer Election Form

Eliason Funding Corporation

548 Highway 155

St. Germain, Wisconsin 54558

Attn: David Eliason, President

Dear Mr. Eliason:

I have received and read the prospectus of Eliason Funding Corporation (“Eliason Funding”) relating to its rescission offer, dated __________, 2006, pursuant to which Eliason Funding has offered to repurchase certain notes that were not registered with certain state securities authorities. I acknowledge that I have had an opportunity to carefully review the information from Eliason Funding that I consider important in making my election. I advise Eliason Funding as follows by placing an “X” in the proper spaces provided below (and filling in the appropriate table(s), if applicable):

☐	1.	I hereby elect to reject the rescission offer and desire to retain my notes.

☐	2.	I hereby elect to accept the rescission offer and rescind the sale of __________ principal amount of notes and to receive a full refund for all sums paid therefore together with interest at the applicable statutory rate per year, set-off against the interest that I have received on my notes to date. My note(s) is/are also enclosed with this Rescission Offer Election Form.

Date of Purchase (If you do not know, leave blank.)	Principal Amount of Notes (If you do not know, leave blank.)

IF PERSONS DESIRING TO ACCEPT THIS RESCISSION OFFER INTEND TO MAKE USE OF THE MAILS TO RETURN THIS ELECTION FORM AND THE NOTES, INSURED REGISTERED MAIL, RETURN RECEIPT REQUESTED, IS RECOMMENDED. PERSONS SHOULD PROVIDE THEIR DOCUMENTATION, INCLUDING THIS FORM OF ELECTION, TO DAVID ELIASON AT THE ADDRESS ABOVE.

TO THE EXTENT I HAVE ACCEPTED THE OFFER, I AGREE I WILL NOT HAVE ANY FURTHER RIGHT, TITLE OR INTEREST IN THOSE NOTES.

Dated:_____________________, 2006

Print Name of Noteholder:

Authorized Signature:

Title of Authorized Signatory, (if applicable):

Print Name of Joint Noteholder (if any):

Authorized Signature:

Title of Authorized Signatory, (if applicable):

Address of Noteholder:

Tel: _________________________________________________

Fax: _________________________________________________